U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LGL SYSTEMS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-4599446
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

165 W. Liberty St., Suite 220 Reno, NV	89501
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-234124

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for shares of Class A common stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock and redeemable warrants of LGL Systems Acquisition Corp. (the “Company”). The description of the units, Class A common stock and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on October 7, 2019, as amended from time to time (File No. 333-234124) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

3.1	Certificate of Incorporation (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019).

3.2	Form of Amended and Restated Certificate of Incorporation (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019).

3.3	Bylaws (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019)

4.1	Specimen Unit Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019).

4.2	Specimen Common Stock Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019).

4.3	Specimen Warrant Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019).

4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019).

10.2	Form of Registration Rights Agreement (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LGL SYSTEMS ACQUISITION CORP.

	By:	/s/ Marc Gabelli
Date: November 5, 2019		Marc Gabelli Chief Executive Officer

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